CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 19, 2000, relating to the financial statements of The Appleton Equity Growth Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Auditors" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP


Columbus, Ohio
December 27, 2000